                                                                 Exhibit 99.a.15


                    Revised Earnings per Share Computation
                Three and Nine Months Ended September 30, 1999
                                  (Unaudited)


                                                              Three Months Ended September 30, 1999
                                                                                            Per Share
                                                              Income           Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic and Diluted EPS                                         (Thousands, except per share amounts)
       Income (loss) available for common stock                   $ (7,477)        62,060        $ (0.12)
=========================================================================================================

There were 39,892,896 common share equivalents relative to the convertible preferred stock excluded from the above calculation of EPS due to the assumed conversion effect being antidilutive for the three months ended September 30, 1999.

                                                             Nine Months Ended September 30, 1999
                                                                                            Per Share
                                                              Income           Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic EPS                                                     (Thousands, except per share amounts)
       Income available for common stock                          $ 43,823         62,828
       Convertible preferred stock                                  27,907         39,892
                                                         ---------------------------------
            Income available for common stock
            + assumed conversion of preferred stock               $ 71,730        102,720         $ 0.70
                                                         =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.12)
                                                                                          ---------------
       Basic earnings per share                                                                   $ 0.58
                                                                                          ===============
Effect of other dilutive securities
       Options                                                           -            202
                                                         ---------------------------------
Diluted EPS
       Income available for common stock
          + assumed exercise of stock options                     $ 71,730        102,922         $ 0.70
                                                         =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.12)
                                                                                          ---------------
       Diluted earnings per share                                                                 $ 0.58
=========================================================================================================